Invesco Van Kampen American Value                                 SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending:        12/31/2010
File number:              811-3826
Series No.:               10

72DD. 1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                  $         357
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                             $ 8
        Class C                             $ -
        Class R                             $ 1
        Class Y                            $ 41
        Institutional Class                 $ 3


73A.    Payments per share outstanding during the entire current period:
\       (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                          0.0188
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                          0.0050
        Class C                          0.0000
        Class R                          0.0023
        Class Y                          0.0490
        Institutional Class              0.0719


74U.  1 Number of shares outstanding (000's Omitted)
        Class A                          18,830
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                           1,527
        Class C                           1,804
        Class R                             593
        Class Y                             950
        Institutional Class                   1


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 27.19
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                         $ 24.74
        Class C                         $ 24.52
        Class R                         $ 27.18
        Class Y                         $ 27.29
        Institutional Class             $ 27.27

Invesco Van Kampen Capital Growth                                 SUB-ITEM 77Q3

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending:        12/31/2010
File number:              811-3826
Series No.:               11

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                         245,120
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                          24,852
        Class C                          11,403
        Class R                             293
        Class Y                           4,851
        Institutional Class               2,601


74V.  1 Net asset value per share (to nearest cent)
        Class A                         $ 13.49
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                         $ 12.71
        Class C                         $ 12.54
        Class R                         $ 13.37
        Class Y                         $ 13.65
        Institutional Class             $ 13.67